Exhibit 99.1

Media Contact:	Mark Cautela
508-253-3832
Investor Contact:	Chris Powers
508-253-4632

Staples and Office Depot to Terminate Merger Agreement

Staples Announces Strategic Plan to Enhance Value:

- Increasing Focus on Mid-Market Customers in North America

- Exploring Strategic Alternatives for European Operations

- Initiating New $300 Million Cost Reduction Plan

- Continuing to Return Cash to Shareholders

FRAMINGHAM, Mass., May 10, 2016 — Staples, Inc. (Nasdaq: SPLS) today announced that on May 16, 2016, the company and Office Depot, Inc. plan to terminate their merger agreement following U.S. District Court for the District of Columbia’s recent ruling granting the Federal Trade Commission’s request for a preliminary injunction to block the acquisition.  Under the terms of the merger agreement, Staples will pay Office Depot a $250 million break-up fee.  Staples also plans to terminate its agreement to sell more than $550 million in large corporate contract business and related assets to Essendant in connection with the termination of the Office Depot merger agreement.

“We are extremely disappointed that the FTC’s request for preliminary injunction was granted despite the fact that it failed to define the relevant market correctly, and fell woefully short of proving its case,” said Ron Sargent, Staples’ chairman and chief executive officer. “We believe that it is in the best interest of our shareholders, customers, and associates to forego appealing this decision, terminate the merger agreement, and move on with our strategic plan to drive shareholder value.  We are positioning Staples for the future by reshaping our business, while increasing our focus on mid-market customers in North America and categories beyond office supplies.”

The company announced a strategic plan to enhance long-term value including the following actions:

Winning in the Mid-Market with Products and Services

Staples is building on its success serving the needs of mid-market business customers with 10 — 200 employees.  The company is focused on increasing its share of wallet with existing customers and acquiring new customers.  The company is increasing its offering of products and services beyond office supplies.  Staples also plans to pursue market share gains in core categories like office supplies, ink, toner and paper.  To support its growth plans, the company will invest in lower prices and improved supply chain capabilities and add more than 1,000 associates to its mid-market sales force.  The company will simplify the customer experience with its world-class digital selling tools and capabilities.  Staples will also pursue acquisitions of business-to-business service providers and companies specializing in categories beyond office supplies to build scale and credibility and accelerate growth in these areas.

Reshaping Staples to Reduce Risk and Preserve Profitability

Staples plans to explore strategic alternatives for its European operations.  This will allow the company to sharpen its focus and more aggressively pursue its mid-market growth strategy in North America.  Staples has closed more than 300 of its stores in North America since 2011.  The company remains committed to increasing productivity and preserving profitability in its North American retail stores by increasing customer conversion, increasing the mix of services, reducing fixed costs, and closing underperforming stores.  The company plans to close at least 50 stores in North America in 2016.

Reducing Costs to Drive Efficiency and Fund Growth Investments

The company generated approximately $750 million of annualized pre-tax cost savings from 2013-2015 by evolving business processes, increasing productivity, and developing more efficient ways to serve customers.  Staples is initiating a new multi-year cost savings plan which is expected to generate approximately $300 million of annualized pre-tax cost savings by the end of 2018.  The company will primarily focus on reducing product costs, optimizing promotions, increasing the mix of Staples Brand products, and reducing operating expenses.

Continuing to Return Cash to Shareholders

Staples will continue to return excess cash to shareholders.  The company remains committed to its dividend program.  Staples plans to resume repurchasing its common stock through open-market purchases during the second quarter of 2016.  The company expects share repurchases of approximately $100 million in 2016.

Staples Q1 2016 Earnings Call

Staples, Inc. will hold its quarterly conference call to discuss first quarter 2016 results and its strategic plan on Wednesday, May 18, 2016 at 8:00 a.m. Eastern Time.  To listen to the conference call via webcast, please visit Staples’ Investor Relations website at http://investor.staples.com.

About Staples, Inc.

Staples retail stores and staples.com help small business customers make more happen by providing a broad assortment of products, expanded business services and easy ways to shop, all backed with a lowest price guarantee. Staples offers businesses the convenience to shop and buy how and when they want - in store, online, via mobile or though social apps. Staples.com customers can either buy online and pick-up in store or ship for free from staples.com with Staples Rewards minimum purchase. Expanded services also make it easy for businesses to succeed with in-store Business Centers featuring shipping services and products, copying, scanning, faxing and computer work stations, Tech Services, full-service Print & Marketing Services, Staples Merchant Services, small business lending and credit services.

Staples Business Advantage, the business-to-business division of Staples, Inc., helps mid-market, commercial and enterprise-sized customers make more happen by offering a curated assortment of products and services combined with deep expertise, best-in-class customer service, competitive pricing and state-of-the-art ecommerce site. Staples Business Advantage is the one-source solution for all things businesses need to succeed, including office supplies, facilities cleaning and maintenance, breakroom snacks and beverages, technology, furniture, interior design and Print & Marketing Services. Headquartered outside of Boston, Staples, Inc. operates throughout North and South America,

Europe, Asia, Australia and New Zealand. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

Safe Harbor for Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements.  You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words.  Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections.  Actual results or events may differ materially from those indicated by such forward-looking statements as a result of risks, uncertainties and other important factors, including but not limited to factors discussed or referenced in our annual report on Form 10-K filed on March 4, 2016 with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.